UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2009

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 19, 2009, at the Annual Meeting of Stockholders (the "Annual Meeting") of Dr Pepper Snapple Group, Inc. (the "Company"), the Company’s stockholders approved the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009 (the "2009 Plan"). A description of the material terms of the 2009 Plan is set forth at Proposal 4, under the heading "Approval and Adoption of the Omnibus Stock Incentive Plan of 2009" in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2009 (the "Proxy Statement"), which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the 2009 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is included as Appendix C to the Proxy Statement and is incorporated herein by reference.

At the Annual Meeting our stockholders also approved the Dr Pepper Snapple Group, Inc. Management Incentive Plan (the "MIP"). A description of the material terms of the MIP is set forth at Proposal 2, under the heading "Approval and Adoption of Management Incentive Plan for Performance-based Incentive Compensation for Certain of our Executive Officers" in the Proxy Statement, which description is hereby incorporated by reference into this Item 5.02(e). The foregoing description of the MIP does not purport to be complete and is qualified in its entirety by reference to the full text of the MIP, a copy of which is included as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009 (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Form DEF 14A filed March 31, 2009).

10.2 Dr Pepper Snapple Group, Inc. Management Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed March 31, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

May 21, 2009	By:	James L. Baldwin, Jr.

Name: James L. Baldwin, Jr.
Title: Executive Vice President